UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2012

CRESTWOOD MIDSTREAM PARTNERS LP

(Exact name of registrant as specified in charter)

Delaware	001-33631	56-2639586
(State of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

717 Texas Avenue, Suite 3150

Houston, TX 77002

(Address of principal executive offices) (Zip Code)

(832) 519-2200

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective June 1, 2012, Crestwood Gas Services GP LLC (the “General Partner”), the general partner of Crestwood Midstream Partners LP (“Crestwood”), appointed Steven M. Dougherty as Vice President and Chief Accounting Officer, and he will be the principal accounting officer of the General Partner. Effective with Mr. Doughtery’s appointment, Mr. Steven Stophel will no longer serve as the interim principal accounting officer.

Mr. Dougherty age 39, most recently served as Director of Corporate Accounting at El Paso Corporation, from 2001 to May 2012. Prior to joining El Paso Corporation, Mr. Dougherty was a senior audit manager at KPMG LLP. Mr. Dougherty earned a Masters of Public Accountancy degree from the University of Texas at Austin and is a Certified Public Accountant.

There are no family relationships, as defined in Item 401 of Regulation S-K, between Mr. Dougherty and any of the General Partner’s executive officers and any director, executive officer or person nominated to become a director or executive officer. There is no arrangement or understanding between Mr. Dougherty and any other person pursuant to which Mr. Dougherty was appointed as Vice President and Chief Accounting Officer of the General Partner. There are no transactions in which Mr. Dougherty has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRESTWOOD MIDSTREAM PARTNERS LP

	By:	Crestwood Gas Services GP LLC its general partner

Date: June 1, 2012	By:	/s/ William G. Manias
William G. Manias
Senior Vice President and Chief Financial Officer